EMPLOYMENT AGREEMENT

      AGREEMENT, executed on this 15th day of October, 1996 and effective as of August 1, 1996 between Telscape International,
Ltd., a Texas corporation (the "Company"), and Eugene Scott
Crist, a resident of Texas (the "Employee").

W I T N E S S E T H:

       WHEREAS, the Employee is a highly valued and trusted employee of the Company; and

       WHEREAS, the Company desires to offer the Employee continued employment upon the terms and conditions set forth herein and the Employee desires to accept such employment; and

       NOW THEREFORE in consideration of the mutual benefits to be derived from this Agreement, the Company and the Employee hereby agree as follows:

     Term of Employment; Office and Duties.
  ------------------------------------------

            (a) During the Period of Employment (as hereinafter defined), the Company, shall employ the Employee with the titles of President and Chief Executive Officer, with the duties and responsibilities prescribed for such offices in the Bylaws of the Company and such subsidiaries, and with such additional duties and responsibilities consistent with such positions as may from time to time be assigned to the Employee by the Board of Directors of the Company (the "Board of Directors"). Employee agrees to perform such duties and discharge such responsibilities in accordance with the terms of this Agreement.

            (b) During the Period of Employment, the Employee shall devote substantially all of his working time and attention to the business and affairs of the Company and its subsidiaries, other than during vacations (which shall be of a duration that is consistent with the policies of the Company) and periods of illness or incapacity;

 provided, however, that nothing
in this Agreement shall preclude the Employee from devoting time required:
(i) for serving as a director or officer of any organization or entity involving no conflict of interest with the Company; (ii) delivering lectures, fulfilling speaking engagements or participating in activities of professional associations including chambers of commerce; and (iii) engaging in charitable and community activities; provided that, such activities do not interfere with
                          -------------
the performance of his duties hereunder and attention to the business and affairs of the Company.

    Term; Period of Employment
  ------------------------------

      The period of employment hereunder (the "Period of Employment") shall commence on the date hereof (the "Effective Date") and, unless sooner terminated pursuant to this Agreement, shall terminate on the third anniversary of the Effective Date. The Period of Employment may be extended by the written agreement of the Company and Employee.

    Compensation and Benefits.
  ------------------------------

      For all services rendered by the Employee in any capacity during the Period of Employment, including without limitation, services as an executive officer, director, or member of any committee of the Company or any subsidiary, affiliate or division thereof, the Employee shall be compensated as follows:

            (a)   Base Salary.  The Company shall pay the Employee a fixed
                  -----------
salary ("Base Salary") at a rate of Ninety-five Thousand Dollars (US $95,000) per year. The Board of Directors will periodically review, at least annually, the Employee's Base Salary with a view to increasing such Base Salary if, in the judgment of the Board of Directors, the earnings of the Company or the services of the Employee merit such an increase. Annual increases in Base Salary, once granted, shall not be subject to revocation and shall become a part of the Base Salary. Base Salary will be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly.

            (b)   Bonus.  The Company may pay the Employee a bonus if, in the
                  -----
judgment of the Board of Directors, the earnings of the Company or the services of the Employee merit such bonus.

            (c)   Fringe Benefits.  During the Period of Employment, the
                  ---------------
Employee shall be entitled to participate in such fringe benefit, insurance, deferred compensation and stock option plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such additional benefits shall include, but not be limited to, paid sick leave and individual health insurance, all in accordance with the policies of the Company. Except as specifically set forth herein, the terms of, and participation by the Employee in, any such plan or program shall be determined by the Board of Directors in its sole discretion. In the event of the Employee's disability, the Employee and his family shall continue to be covered by all of the Company's life, medical, health and dental plans, at the Company's expense, for lesser of the term of such disability or the remaining term of the Period of Employment. In the event of the Employee's death, the Employee's family shall continue to be covered by all of the Company's medical, health and dental plans, at the Company's expense, for twenty-four (24) months following the Employee's death.

            (d)   Withholding and Employment Tax.  Payment of all compensation
                  ------------------------------
hereunder shall be subject to customary withholding tax and other employment taxes and deductions as may be required with respect to compensation paid by an employer/corporation to an employee.

            (e)   Vacations.  Employee shall be entitled to annual vacations
                  ---------
in accordance with the policies of the Company.

    Business Expenses.
  ----------------------

     The Company shall pay or reimburse the Employee for all reasonable travel or other expenses incurred by the Employee in connection with the performance of his duties under this Agreement, including reimbursement for attending meetings of the Board of Directors, in accordance with such procedures as the Company may from time to time establish for senior officers and as required to preserve any deductions for income taxation purposes to which the Company may be entitled.

    Termination of Employment.
  ------------------------------

      Notwithstanding any other provision of this Agreement, the Period of Employment may be terminated:

            (a) By the Company, in the event of the Employee's death, Disability (as hereinafter defined) or for Cause (as hereinafter defined).
For purposes of this Agreement, "Cause" shall mean Employee's conviction of a crime involving an act or acts of dishonesty, fraud or moral turpitude by the Employee, which act or acts constitute a felony and the willful and continued failure to substantially perform Employee's duties hereunder after receipt of written notice from the Company specifically setting forth such failure. For purposes of this Agreement, "Disability" shall mean the inability of Employee, in the reasonable judgment of a physician appointed by the Board of Directors, to perform his duties of employment for the Company or any of its subsidiaries because of any physical or mental disability or incapacity, where such disability shall exist for an aggregate period of more than 120 days in any 365-day period or for any period of 90 consecutive days. The Company shall by written notice to the Employee specify the event relied upon for termination pursuant to this Subsection 5(a), and the Period of Employment hereunder shall be deemed terminated as of the date of such notice. In the event of any termination under this Subsection 5(a), the Company shall pay all amounts then due to the Employee under Section 3(a) of this Agreement, in addition to any severance payments required by law, and, if such termination was due to Cause, the Company shall have no further obligations to Employee under this Agreement.

            (b) By the Company, for any reason and in its sole and absolute discretion, provided that in such event the Company shall, in addition to any severance payments required by law, as liquidated damages or severance pay, or both, continue to pay to the Employee the Base Salary for a period of one year after such termination.

            (c) By the Employee, (i) if the Company's Board of Directors fails to elect or reelect the Employee to, or removes the Employee from, any of the offices referred to in Section 1(a) or (ii) if the Employee is not elected or re-elected, or is removed from the Board of Directors of the Company other than for Cause or failure to discharge properly his duties in any such offices or at the direction of the Company. In the event of any termination under this Section 5(c), the Company shall, in addition to any severance payments required by law, as liquidated damages or severance pay, or both, continue to pay to the Employee the Base Salary for a period of one year after such termination.

             (d) During any period in which payments are payable by the Company to Employee pursuant to Sections 5(b) or 5(c) hereof (such payments being hereinafter collectively referred to as "Termination Payments"), Employee and his family shall continue to be covered by the Company's life, medical, health and death plans. Such coverage shall be at the Company's expense to the same extent as if Employee were still employed by the Company.

    Non-Competition.
  ---------------------

      During the Period of Employment hereunder and for the one year period thereafter, the Employee shall not, anywhere within the United Mexican
States, the United States of America or anywhere else in the world in which the Company (or any of its subsidiaries) is then doing business, engage as an individaul, in activities in competition with the business of the Company, including but not limited to any aspect of the teleconferencing or telecommunications. In addition, for one year following the later of the last day of the Period of Employment or the payment of the last Termination Payment hereunder, the Employee shall not, within any jurisdiction in which the Company or any subsidiary of the Company is then doing business, or within a one hundred (100) mile radius of any such jurisdiction, engage in activities in competition with the business of the Company or any subsidiary as an individual. Investments in less than five percent of the outstanding securities of any class of a publicly-traded company shall not be prohibited by this Section 6.

    Inventions and Confidential Information.
  --------------------------------------------

      The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his being a senior executive of the Company, the Employee has or will have access to, and has obtained or will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend throughout the United Mexican States. Therefore, the Employee hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this
Agreement:
   (i) During and after the Period of Employment hereunder the Employee will maintain as confidential and will not use, disclose to others, or publish or otherwise make available to any other party any inventions or any confidential business information about the affairs of the Company and its subsidiaries, including but not limited to confidential information concerning their products, methods, product purchasing arrangements and agreements, product distribution arrangements and agreements, engineering designs, system designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Employee agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's or its subsidiaries' businesses and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company within twelve (12) hours of such termination or demand.

  (ii) During the Period of Employment hereunder and for one year following the last day of the Period of Employment, the Employee will not induce or otherwise attempt to influence any employee of the Company or its subsidiaries, to leave such entity's employment (unless the Board of Directors shall have authorized such employment and the Company shall have consented thereto in writing).

    Indemnification.
  --------------------

      The Company will indemnify the Employee (and his legal representatives) to the fullest extent permitted by the laws of the state in which the Company is incorporated, as in effect at the time of the subject act or omission, or the Certificate of Incorporation and Bylaws of the Company, as in effect at such time or on the date of this Agreement, whichever affords greater protection to the Employee, and the Employee shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representative in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been a director or officer of the Company or any of its subsidiaries.

    Litigation Expenses.
  ------------------------

      In the event of any litigation or other proceeding between the Company and the Employee with respect to the subject matter of this Agreement and the enforcement of the rights hereunder, the Company shall reimburse the Employee for all of his reasonable costs and expenses relating to such litigation or other proceeding, including, without limitation, his reasonable attorneys' fees and expenses, provided that such litigation or proceeding results in:
            (i) settlement requiring the Company to make a payment to the Employee, or

      (ii)  final judgment or order in favor of the Employee.


   Consolidation; Merger; Sale of Assets; Change of Control
   -----------------------------------------------------------

     Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination provided that the corporation resulting from or surviving such combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture assumes this Agreement and all obligations and undertakings of the Company hereunder. However, if in such event, a change of control results in either: i) an elimination of Employee from Board of Directors, or ii) Employee is no longer Chief Executive Officer, Options defined under Section 12 of Agreement shall immediately vest and become exercisable. Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the term "Company," as used in this Agreement, shall mean such corporation, partnership or joint venture, or other entity and this Agreement shall continue in full force and effect and shall entitle the Employee and his heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

   Survival of Obligations.
   ---------------------------

      Sections 5, 6, 7, 8, 9 and 10 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, upon the expiration of this Agreement or otherwise).

   Options.
   -----------

      As part of this Agreement, Employee is entitled to incentive options of the Company's common stock at a strike price of $4.50 per share (hereafter "Options") subject to the 1996 Stock Option Plan. Said Options will vest according to the following schedule as long as Employee is employed by the
Company:

            116,667 on August 1, 1997;
            116,666 on August 1, 1998;
            116,666 on August 1, 1999.

In addition, the vesting period of these options are subject to an exceleration clause whereby all options shall vest and become immediately exerciseable if the Company's common stock price trades above $12 per share for a period of 10 consecutive days.

   Severability.
   ----------------

      In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of this Agreement or any provision or provisions hereof in any other jurisdiction; and this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and the Employee each intend that the covenants contained in Sections 6 and 7 shall be deemed to be a series of separate covenants, one for each state, territory or jurisdiction of the United Mexican States and the United States of America and any foreign country referenced therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof or the geographic area covered thereby is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time or geographic area, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

   Entire Agreement; Amendment.
   -------------------------------

      This Agreement contains the entire agreement between the Company and the Employee with respect to the subject matter hereof and thereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

   Notices.
   -----------

      All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery, if personally delivered, (ii) the next business day, if delivered with all charges prepaid to a recognized overnight delivery service for next day delivery, or (iii) five days after mailing, if mailed, postage prepaid, via first class mail, in each such case as follows:

(a)  To the Company:               (b)  To the Employee:
Telscape International, Ltd         E. Scott Crist
c/o. 4635 Southwest Frwy            4635 Southwest Frwy, #800
Houston TX 77027                    Houston TX 77027

with an additional copy by like means, and by facsimile, to:
De Martino Finkelstein Rosen & Virga
1818 N Street, N.W.
Suite 400
Washington, D.C.  20036
Attn:  Ralph V. De Martino, Esquire

and/or to such other persons and addresses as any party shall have specified in writing to the other.

   Assignability.
   -----------------

    This Agreement shall not be assignable by either party and shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, legal representatives, successors and assigns of the parties. In the event that all or substantially all of the business of the Company is sold or transferred, then this Agreement shall be binding on the transferee of the business of the Company whether or not this Agreement is expressly assigned to the transferee.

            Governing Law.

          This Agreement shall be governed by and construed under the laws of the State of Texas in the United States of America.

             Waiver and Further Agreement.

             Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

   Headings of No Effect.
   -------------------------

      The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


      COMPANY:



      TELSCAPE INTERNATIONAL, LTD.

         By:
            ------------------------------------------------------
            Name:
            Title:


EMPLOYEE:


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Eugene Scott Crist